UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2026

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2026, at the same time as the Compensation Committee (the “Committee”) of the Board of Directors of CVRx, Inc. (the “Company”) approved annual equity awards for the Company’s executive officers, the Committee also approved an incremental equity award in the form of performance stock units (“PSU”) specific to a cumulative revenue goal for the fiscal 2026-2027 performance period. The PSUs were granted to all executive officers based on the Committee’s review of information regarding the retentive value of existing equity awards, criticality of achievement of near-term objectives and expected levels of future contributions. The grant date value of the PSUs granted to the named executive officers was equal to three-fourths of the value of their annual long-term incentives for fiscal 2026.

The PSUs are eligible to vest based on achievement of the cumulative revenue goal, with the amount of PSUs that can be earned ranging from 50% of target for performance at the threshold level to 200% of target for performance at the maximum level. The cumulative revenue goal is not disclosed due to its competitive sensitivity; however, the Committee believes the target goal represents meaningful revenue growth. Any earned PSUs will vest and be settled in shares of the Company’s common stock as follows: 50% upon certification of the cumulative revenue goal following the performance period and the remaining 50% on December 31, 2028, in each case subject to the executive’s continued employment through such dates, subject to certain provisions for accelerated or continued vesting in the event of death, disability, termination without cause or a “double trigger” event following a change in control, with the PSUs converting to time-based restricted stock units at the greater of the target or actual level of performance upon a change in control. The form of Performance Stock Unit Agreement is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance Stock Unit Agreement (Executives – 2026-2027 Cumulative Revenue) pursuant to 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: March 3, 2026	By:	/s/ Jared Oasheim
Name: Jared Oasheim
Its: Chief Financial Officer